Exhibit 3.4

AMENDED AND RESTATED BY-LAWS OF
ALEXANDRIA INDEMNITY CORPORATION

ARTICLE I
ARTICLES OF INCORPORATION

     The name, location of the registered office, the registered agent, and the purposes of the Corporation shall be as set forth in the Articles of Incorporation, and these By-laws; the purposes and powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Incorporation; and the Articles of Incorporation are hereby made a part of these By-laws.

     All references in these By-laws to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

ARTICLE II
STOCKHOLDERS

     Section 1. Annual Meeting. The annual meetings of stockholders shall be held on such dates as may be set by the Board of Directors. The meetings shall be held at such place and on such date and hour as shall be stated in the notice of the meeting, or in a duly executed waiver thereof. The purpose of the annual meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting. The annual meetings may be held inside or outside the State of Vermont and may also be conducted by means of any telecommunications mechanism.

     Section 2. Special Meetings. Special meetings of the stockholders may be called by the Chair, the President or the Board of Directors, for any purpose. The meeting shall be held at such place and on such date and hour as shall be stated in the notice of the meeting, or in a duly executed waiver thereof. Special meetings may be held inside or outside the State of Vermont and may be conducted by means of any telecommunications mechanism.

     Section 3. Notice of Meeting; Waiver. Written or oral notice of the place, date and hour at which an annual or special meeting is to be held shall be given not less than ten (10) nor more than sixty (60) days before the meeting by or at the direction of the Chair, the President, or the Board of Directors. Notice of a special meeting shall state, in addition to the foregoing information, the purpose for which it is called. A written Waiver of Notice of a meeting, signed before or after the meeting by the person or persons entitled to notice, shall be deemed equivalent to notice, provided that such Waiver of Notice is inserted in the Corporate Record Book. Such a writing need not state the purpose of the meeting for which it waives notice. A stockholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the stockholder makes timely objection to holding the meeting or transacting business at the meeting.

     Section 4. Quorum. A majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of business at all meetings of the stockholders.

     Section 5. Action Without a Meeting. Action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all the shares entitled to vote on the action, and if each stockholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of all the shares and filed with the corporate records. Prompt notice of any action taken by less than unanimous written consent shall be given to all stockholders entitled to vote on such action.

ARTICLE III
DIRECTORS

     Section 1. Board of Directors; Number, Terms, Power and Qualifications. The number of directors that shall constitute the Board of Directors shall be no less than three (3) and no more than seven (7), the exact number of directors within such range to be determined from time to time by the directors. In the event that the directors increase the number of directors on the Board of Directors within such range during the year, the directors may then appoint such additional directors to serve until the election of directors at the next annual meeting of stockholders. The directors may also establish the exact number of directors on the Board of Directors within such range prior to the election of directors at each annual meeting of the stockholders. The Board of Directors shall be elected annually. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. In the event of a vacancy on the Board of Directors, a replacement director may be elected by the remaining directors to serve until the next annual meeting of the stockholders. The Board of Directors shall have and may exercise all the powers of the Corporation, except such as are conferred upon the stockholders by law, by the Articles of incorporation or by these By-laws. At least one director shall be a resident of the State of Vermont.

     Section 2. Quorum and Voting. One-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except, as these By-laws shall otherwise require.

     Section 3. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including an executive committee, from among the members of the whole board, provided that any such committee shall consist of two or more directors. Any such committee, to the extent provided in the resolution of the board which establishes it and permitted by Vermont law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to any papers which may require it. Any director may be a member of more than one committee.

     Section 4. Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or committees thereof may be taken by telephone conference call or other communications medium, by which all directors participating may simultaneously hear each other during the meeting, between at least a majority of the directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

     Section 5. Place, Time and Notice of Meetings. The directors may hold their meeting in such place and at such time as the Board of Directors may determine. The Board of Directors shall meet each year immediately following the annual meeting of stockholders, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. At least one meeting of directors shall be held in the State of Vermont each year. Written notice of the date, time and place of directors’ meetings except the annual organization meeting or a regular meeting shall be given to each director entitled thereto not less than two (2) business days before the meeting. Such notice may also be given by word of mouth, telephone or other communications medium not less than two (2) business days before the meeting. Such notice may be waived by a director in writing signed either before or after the meeting for which such notice was required to be given, and shall be deemed waived by any director who attends the meeting for which such notice was required to be given, unless such attendance is for the express purpose of objecting to the holding of the meeting and such director does not thereafter vote for or assent to action taken at the meeting.

     Section 6. Removal of Directors. Any and all directors may be removed with or without cause by a vote of a majority of the shares issued and outstanding and entitled to vote at any annual meeting or special meeting called for such purposes or by unanimous consent of the stockholders. The meeting notice must state that the purpose or one of the purposes of the meeting is the removal of the director.

ARTICLE IV
OFFICERS

     Section 1. Officers. The officers of the Corporation shall consist of a President, a Treasurer, and a Secretary and such other officers, including a Chair, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, or Assistant Treasurers, as the Board of Directors may elect or appoint. The officers shall be elected by the directors at their annual meeting following the annual meeting of the stockholders or at any other meeting. Other officers may be chosen by the directors at such meeting or at any other time. Each officer shall serve until his or her successor is elected and qualified. Any officer may resign at any time upon delivering his or her resignation in writing to the President or other officer responsible for recording the minutes of the meeting of the stockholders and directors. Such resignation shall be effective upon receipt unless otherwise specified. Any officer may be removed at any time for cause or without cause by majority vote of the whole Board of Directors. Neither notice nor a hearing need be given to any officer proposed to be so removed. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors at any time, at a meeting duly called and held, in the same manner as provided for ordinary elections of officers by directors, and an officer so chosen shall hold office until the next regular election for that office or until earlier death, resignation or removal. The salaries, if any, of all officers shall be fixed from time to time by the Board of Directors.

     Section 2. Chair. It shall be the duty of the Chair to preside at all meetings of the stockholders and all meetings of the Board of Directors, to be the Corporation’s chief executive officer and to have general authority over the business of the Corporation. If no Chair is elected or appointed, the President shall undertake such duties.

     Section 3. President. The President shall be the Corporation’s chief operations officer and shall have general authority over the day-to-day business of the Corporation.

     Section 4. Vice-President and Assistant Vice-Presidents. The Vice-President, or Vice Presidents, shall have such powers and duties as shall be assigned to them by the Board of Directors or the President. The Assistant Vice-President(s), if any, shall have such duties as shall be assigned by any Vice-President, and shall be responsible to and shall report to such Vice-President.

     Section 5. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction and under the supervision of the directors, have general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation; authority to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money payable to the Corporation or its orders, and to accept drafts on behalf of the Corporation; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation.

     The Assistant Treasurer, if any, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors and the Treasurer may from time to time prescribe and shall be responsible to and shall report to the Treasurer.

     Section 6. Secretary. The Secretary shall, in addition to any duties imposed upon him or her by virtue of the office pursuant to Vermont law, the Articles of Incorporation or these By-laws, keep an attested copy of the Articles of Incorporation and amendments thereto, and of these By-laws with a reference on the margin of said By-laws to all amendments thereof, all of which documents and books shall be kept at the registered office of the Corporation or at the office of the Secretary. The Secretary shall keep or cause to be kept, at the registered office of the Corporation or at his or her office, the stock and transfer records of the Corporation, in which shall be contained the names of all stockholders, their record addresses, the number of shares held by each, the time when they respectively acquired the shares and the time of any transfers thereof. The Secretary shall also keep or cause to be kept a record of the meetings of the directors and of the stockholders. The Secretary shall give or cause to be given such notice as may be required of all meetings of stockholders and all meetings of the Board of Directors, and shall keep the seal of the Corporation in safe custody and affix it to any instrument when such action is incident to his or her office or is authorized by the Board of Directors. The Assistant Secretary, or if there are more than one, the Assistant Secretaries, in the order determined by the Secretary, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors and the Secretary may from time to time prescribe.

     Section 7. Other Powers and Duties. Subject to these By-laws, each officer shall have, in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as the directors or the President may from time to time delegate to him or her.

ARTICLE V
NOTES, CHECKS, DRAFTS AND CONTRACTS

     Section 1. Notes, Checks and Drafts. The notes, checks and drafts of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and, in the absence of such designation, by the Treasurer. Manual signature or signatures shall be required on all notes and drafts of the Corporation. In the case of checks of the Corporation, either manual or facsimile signature or signatures may be used.

     Section 2. Contracts. Contracts of the Corporation shall be executed by such person or persons as may be generally designated by the Board of Directors and, in the absence of such designation, by the President, a Vice-President or the Treasurer.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

     It is the intent of the Corporation to provide for indemnification of Directors and officers to the fullest extent authorized by Vermont law, including, without limitation, the rights to indemnification set forth in this Article VI.

     Section 1. Definitions. For all purposes of this Article VI, except as otherwise expressly provided or unless the context otherwise requires:

     (a) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

     (b) “Expenses” mean the reasonable costs incurred in connection with a Proceeding, including reasonable attorney’s fees.

     (c) A “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, and whether formal or informal.

     (d) “Liability” means the obligation to pay a judgment, settlement, penalty, or fine (including an excise tax assessed with respect to an employee benefit plan).

     Section 2. Right to Indemnification. Except as limited by law, the Corporation shall indemnify a Director against Liability and Expenses incurred in a Proceeding if the Director (i) conducted himself in good faith, (ii) reasonably believed that his conduct in his official capacity was in the Corporation’s best interests and (iii) with respect to a governmental Proceeding, had no reasonable cause to believe his conduct was unlawful and was finally found not to have engaged in a reckless or intentional unlawful act. The Corporation may not indemnify a Director against Liability or Expenses in connection with a Proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation or in connection with any other Proceeding charging and adjudicating liability for improper personal benefit to the Director. In the case of a Proceeding by or in the right of the corporation in which the Director is eligible for indemnification pursuant to this Section 2, a Director’s right to indemnification is limited to reasonable Expenses incurred in connection with the Proceeding.

     Section 3. Advance Payments. Except as limited by law, Expenses incurred by a Director who is a party to any Proceeding shall be paid by the Corporation to said Director in advance of final disposition of the Proceeding upon receipt of a written affirmation of his good faith belief that he has met the standards of conduct set forth in Section 2(i), (ii) and (iii) above, a written undertaking to repay such amount if it is ultimately determined that the Director did not meet such standards of conduct and those parties entitled to make such determination under Section 4 hereof determine that no other provision of law precludes indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without reference to the financial ability of such person to make repayment; provided, however, that no such advance payment of Expenses shall be made if it is determined pursuant to Section 4 of this Article on the basis of the facts known at that time that said Director is ineligible for indemnification.

     Section 4. Determinations; Payments. The determination of whether a Director is eligible or ineligible for indemnification under any provision of this Article shall be made in each instance by (i) a majority of the Directors or a committee thereof who are not parties to the Proceeding in question, (ii) independent special legal counsel appointed by a majority of such Directors or a committee thereof, or if there are none, by a majority of the Directors in office, or (iii) a majority vote of the shareholders who are not parties to the Proceeding in question. Notwithstanding the foregoing, a court having jurisdiction (which need not be the court in which the Proceeding in question was brought) may grant or deny indemnification in each instance under the provisions of law and this Article.

     Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any liability asserted against or incurred by him in serving in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability of cost.

     Section 6. Responsibility With Respect to Employee Benefit Plan. If the Corporation or any of its Directors sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of indemnification of such persons under this Article (i) a “Director” shall be deemed to include any Director of the Corporation who serves at its request in any capacity with respect to said plan, (ii) such Director shall not be deemed to have failed to act in good faith in the reasonable belief that his action was in the best interests of the Corporation if he acted in good faith in the reasonable belief that his action was in the best interests of the participants or beneficiaries of said plan, and (iii) “Expenses” shall be deemed to include any taxes or penalties imposed on such Director with respect to said plan under applicable law.

     Section 7. Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the estate and personal representative of a Director.

     Section 8. Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the Corporation to indemnify its Directors to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law.

     Section 9. Officers, Employees and Agents. An officer of the Corporation who is not a Director is entitled to mandatory indemnification to the same extent as a Director under Section 2 of this Article and may apply for court-ordered indemnification under Section 4 of this Article. The Corporation shall have power to indemnify any of its employees or agents who are not Directors on any terms not prohibited by law which it deems to be appropriate. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

     Section 10. Authorization of Corporate Officers. The proper officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he or she deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing sections.

     Section 11. Savings Clause. If Sections 1 through 10 of this Article VI or any portion thereof are invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer and may indemnify any other person entitled to indemnification as to costs, charges and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-laws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 1 through 6 of this Article VI.

     Section 12. Adoption and Amendment of By-Laws. The Board of Directors may from time to time adopt by-laws with respect to indemnification and may amend such by-laws to provide at all times the fullest indemnification permitted by the Vermont Business Corporation Act.

ARTICLE VII
MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. Except as from time to time determined by the directors, the fiscal year of the Corporation shall end on December 31.

     Section 2. Seal. The seal of the Corporation shall consist of a flathead, circular die with such words and figures cut or engraved thereon as the Directors may adopt at their first meeting.

     Section 3. Registered Office and Registered Agent. The address of the registered agent shall be as set forth in the Articles of Incorporation.

     Section 4. Principal Place of Business. The principal place of business of the Corporation shall be maintained in Vermont. The books of the Corporation, including its books of account, shall be kept at the principal place of business of the Corporation.

     Section 5. Amendments. These by-laws may be altered, amended or repealed by the stockholders or the Board of Directors, but the stockholders may make additional by-laws and may alter, amend and repeal any by-laws whether adopted by them or otherwise.

     Section 6. Amendment of By-Laws. Share certificates shall be signed by any two of the following officers: the President, Treasurer, Secretary, any Vice-President, any Assistant Treasurer, or any Assistant Secretary. Share certificates need not be legended.

Dated as of July 15th, 2004	/s/ Elizabeth Kohler

Secretary

13